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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Wachovia Bank, National Association

(Exact name of trustee as specified in its charter)

United States National Bank (State of incorporation if not a national bank)	22-1147033 (I.R.S. employer identification no.)
Wachovia Bank, National Association 401 South Tryon Street, 12th Floor Charlotte, North Carolina (Address of principal executive offices)	28288-1179 (Zip Code)

Same as above

(Name, address and telephone number, including
area code, of trustee's agent for service)

Financial Security Assurance Holdings Ltd.
(Exact name of obligor as specified in its charter)

The State of New York

(State or other jurisdiction of incorporation or organization)

13-3261323
(I.R.S. employer identification no.)

350 Park Avenue
New York, New York 10022

(Address, including zip code, of principal executive offices)

Notes
(Title of the indenture securities)

1.
General information.    Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject

Name	Address
Federal Reserve Bank of Richmond, VA	Richmond, VA
Comptroller of the Currency	Washington, D.C.
Securities and Exchange Commission Division of Market Regulation	Washington, D.C.
Federal Deposit Insurance Corporation	Washington, D.C.
  (b)
  Whether it is authorized to exercise corporate trust powers.

  The
  trustee is authorized to exercise corporate trust powers.

2.
Affiliations with obligor and underwriters.    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

None.

(See
Note 1 on Page 4.)

        Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.    List of Exhibits.

        All exhibits identified below are filed as a part of this statement of eligibility.

  1.
  A copy of the Articles of Association of Wachovia Bank, National Association as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

  2.
  A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

  4.
  A copy of the existing By-laws of Wachovia Bank, National Association, or instruments corresponding thereto.

  5.
  Inapplicable.

  6.
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

  8.
  Inapplicable.

  9.
  Inapplicable.

NOTE

        Note 1:    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wachovia Bank, National Association, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 3rd day of October, 2002.

WACHOVIA BANK, NATIONAL ASSOCIATION (TRUSTEE)
By:	/s/ SHAWN BEDNASEK Its: Vice President

CONSENT OF TRUSTEE

        Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Financial Security Assurance Holding Ltd., Wachovia Bank, National Association as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ TERRY HEFNER Name: Terry Hefner Title: Vice President

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amount in Thousands	RCFD Bil Mil Thou	C400
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)	0081	11,260,000	1.a.
	b. Interest-bearing balances (2)	0071	635,000	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	8,000	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	57,360,000	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal Funds sold in domestic offices	RCON B987	1,798,000	3.a
	b. Securities purchased under agreements to sell (3)	RCFD B989	4,281,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C)
	a. Loans and leases held for sale	5369	8,862,000	4.a.
	b. Loans and leases, net of unearned income	B528	157,120,000	4.b.
	c. LESS: Allowance for loan and lease losses	3123	2,924,000	4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	154,196,000	4.d
5.	Trading assets (from Schedule RC-D)	3545	27,254,000	5.
6.	Premises and fixed assets (including capitalized leases)	2145	3,235,000	6.
7.	Other real estate owned (from Schedule RC-M)	2150	104,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	511,000	8.
9.	Customers' liability to this bank on acceptances outstanding	2155	1,105,000	9.
10.	Intangible assets:
	a. Goodwill	3163	9,337,000	10.a
	b. Other intangible assets(from Schedule RC-M)	0426	2,008,000	10.b
11.	Other assets (from Schedule RC-F)	2160	19,691,000	11.
12.	Total assets (sum of items 1 through 11)	2170	301,645,000	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Schedule RC—Continued

		Dollar Amount in Thousands	RCFD Bil Mil Thou	C400
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,part I)	RCON 2200	171,788,000	13.a
	(1) Noninterest-bearing (1)	RCON 6631	27,375,000	13.a.(1)
	(2) Interest-bearing	RCON 6636	144,413,000	13.a.(2)
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	14,754,000	13.b.
	(1) Noninterest-bearing	RCFN 6631	31,000	13.b.(1)
	(2) Interest-bearing	RCFN 6636	14,723,000	13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase
	a. Federal funds purchased in domestic offices (2)	RCON B993	2,924,000	14.a
	b. Securities sold under agreements to repurchase (3)	RCFD B995	22,994,000	14.b
15.	Trading liabilities (from Schedule RC-D)	RCFD 3548	19,758,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):	3190	18,405,000	16.
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding	2920	1,110,000	18.
19.	Subordinated notes and debentures (4)	3200	8,616,000	19.
20.	Other liabilities (from Schedule RC-G)	2930	10,592,000	20.
21.	Total liabilities (sum of items 13 through 20)	2948	270,941,000	21.
22.	minority interest in consolidated subsidiaries	3000	977,000	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	455,000	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	24,942,000	25.
26.	a. Retained earnings	3632	3,272,000	26.a.
	b. Accumulated other comprehensive income (5)	B530	1,058,000	26.b.
27.	Other equity capital components (6)	A130	0	27.
28.	Total equity capital (sum of items 23 through 27)	3210	29,727,000	28.
29.	Total liabilities, minority interest and equity capital (sum of items 21, 22 and 28)	3300	301,645,000	29.
Memorandum
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 2001	RCFD 6724	N/A	M.1.
1=
Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=
Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4=
Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=
Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=
Review of the bank's financial statements by external auditors

7=
Compilation of the bank's financial statements by external auditors

8=
Other audit procedures (excluding tax preparation work)

9=
No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains)losses)

On
cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Wachovia Bank, National Association
Notes (Title of the indenture securities)
NOTE
SIGNATURE
CONSENT OF TRUSTEE